Exhibit 99.1

RYVYL Chairman and Co-founder Ben Errez Retires from Board of Directors

SAN DIEGO, CA – August 29, 2025 – RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”) today announced the Chairman and Co-founder Ben Errez has retired from the Board of Directors, in conjunction with his previously announced retirement, effective August 31, 2025. As announced on August 15, 2025, Mr. Errez will be retiring from his management role, effective on August 31, 2025.

“Leading RYVYL has been one of the greatest honors in my career,” said outgoing Chairman Ben Errez. “Together with co-founder Fredi Nisan, I had the opportunity to lead a remarkable team, as we set out to transform the way businesses and consumers think about payments, security, and financial innovation. We built the company organically and via acquisitions, I am grateful to the many employees, investors, partners, and friends who have supported this journey.

“As I’ve planned my retirement and the company is embarking on an entirely new phase in its evolution focusing on crypto treasury management, I felt the time is right to also step down from my board role. I look forward to watching RYVYL’s plan unfold, while devoting more time to family, personal passions, and new opportunities. I have full confidence in the leadership team and Board as RYVYL embarks on its new chapter.”

On June 16, 2025, the Company announced strategic actions and an enhanced business plan to include a digital asset acquisition strategy. The company plans to accumulate crypto as a reserve asset, viewing it as both a long-term store of value and a means to strengthen financial resilience and strategic flexibility. This strategic transition in leadership is designed to align with the Company’s focus on digital assets and treasury management.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging electronic payment technology for diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

IR Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, ryvylinvestor@allianceadvisors.com